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                                                                    Exhibit 99.1


CEO AND CFO CERTIFICATION
-------------------------

The undersigned, Chief Executive Officer and Chief Financial Officer, hereby certify, to the best of their knowledge and belief, that the Form 10-Q of Fog Cutter Capital Group, Inc. (the "COMPANY") for the quarterly period ended June 30, 2002 (the "PERIODIC REPORT") accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.


                                             FOG CUTTER CAPITAL GROUP INC.


                                             /s/ Andrew A. Wiederhorn
                                             _____________________________
                                             Andrew A. Wiederhorn
                                             Chief Executive Officer


                                             /s/ R. Scott Stevenson
                                             ______________________________
                                             R. Scott Stevenson
                                             Chief Financial Officer